UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2026, Peabody Energy Corporation (the “Company”) entered into that certain Amendment No. 3, dated as of June 30, 2026 (the “Revolving Credit Facility Amendment”), with PNC Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”), which amends that certain Credit Agreement, dated as of January 18, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company party thereto, the Agent, and the lenders party thereto.

Pursuant to the Revolving Credit Facility Amendment, the Company, the Agent and the Lenders, among other things, made changes to (i) increase the revolving commitments under the Credit Agreement from an aggregate principal amount equal to $320,000,000 to an aggregate principal amount equal to $400,000,000, (ii) extend the maturity date of the revolving commitments and any related loans (any such loans, the “Revolving Loans”) from January 18, 2028 to June 30, 2030 and (iii) decrease the interest rate applicable to the Revolving Loans from a rate equal to SOFR plus an applicable margin ranging from 3.50% to 4.25%, depending on the Company’s total net leverage ratio (as defined under the Credit Agreement) or a base rate plus an applicable margin ranging from 2.50% to 3.25%, at the Company’s option, to a rate equal to SOFR plus an applicable margin ranging from 3.25% to 4.00%, depending on the Company’s total net leverage ratio or a base rate plus an applicable margin ranging from 2.25% to 3.00%, at the Company’s option.

The foregoing summary of the Revolving Credit Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Facility Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Amendment No. 3, dated as of June 30, 2026, by and among Peabody Energy Corporation, PNC Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Regulation S-K, Item 601(a)(5). The Company will furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

July 1, 2026	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Administrative Officer and Corporate Secretary